EXHIBIT 3.1






                              THE NEW YORK TIMES COMPANY





                             Certificate of Incorporation











                              As Amended and Restated on
                                  September 29, 1993

                        RESTATED CERTIFICATE OF INCORPORATION
                                          of
                              THE NEW YORK TIMES COMPANY
                  Under Section 807 of the Business Corporation Law


                    Pursuant to the provisions of Section 807 of the Business Corporation Law, the undersigned, being a Senior Vice President and the Secretary, respectively, of THE NEW YORK TIMES COMPANY (hereinafter called the "Corporation"), hereby certify as follows:

                    FIRST:  The name of the Corporation is THE NEW YORK
               TIMES COMPANY.

                   SECOND:  The Certificate of Incorporation of the
               Corporation was filed by the Department of State, Albany, New York, on the 26th day of August, 1896.

                    THIRD:  That the text of Article THIRD relating to the
               share structure of the Corporation and Article EIGHTH relating to the number of directors of the Corporation each is hereby amended as stated below, and the text of Articles FIRST, SECOND, FOURTH, FIFTH, SIXTH, SEVENTH and NINTH each is hereby restated, without amendment or change, to read in full, as follows:

                            "CERTIFICATE OF INCORPORATION
                                          of
                             THE NEW YORK TIMES COMPANY.

                                        FIRST

                    The name of the proposed corporation is The New York Times Company.

                                        SECOND

                    The objects for which it is to be formed are as follows:

                    1. The business of printing, publishing and selling newspapers, books, pamphlets and other publications; gathering, transmitting and supplying news reports, general job printing, and any and all other business incidental to the foregoing or any of them or thereunto pertaining or proper in connection therewith.

                    2. To purchase, take on lease or in exchange, hire or otherwise acquire any real or personal property, rights or privileges suitable or convenient for any purpose of its business, and to erect and construct, make, improve or aid or subscribe towards the construction, erection, making and improvement of any building institution, machinery or other appliance insofar as the same may be appurtenant to or useful for the conduct of the business above specified, but only to the extent to which the Corporation may be authorized under the laws of the State of New York or of the United States.

                    3. To acquire and carry on all or any part of the business or property of any corporation engaged in a business similar to that authorized to be conducted by this Corporation, and to undertake in conjunction therewith any liabilities of any person, firm, association or corporation possessed of property suitable for any of the purposes of this Corporation, or for carrying on any business which this Corporation is authorized to conduct, and as the consideration for the same to pay cash or to issue shares, stock or obligations of this Corporation.

                    4. To purchase, subscribe for or otherwise acquire, hold and dispose of the shares, stock or obligations of any corporation organized under the laws of this state or any other state, or of any territory of the United States or of any foreign country, except moneyed corporations, insofar as the same may be useful for the conduct of the business of this Corporation and incidental to or proper in connection therewith; and to issue in exchange therefor its stock, bonds or other obligations.

                    5.  To borrow or raise money for any of the
               aforementioned purposes of this Corporation, and to secure the same and the interest thereon accruing, or for any purpose, to mortgage or charge the undertaking, or all or any part of the property, present or after acquired, subject to the limitations herein expressed, and to create, issue, make, draw, accept and negotiate debentures or debenture stock, mortgage bonds, promissory notes or other obligations or negotiable instruments.

                    6. To guarantee the payment of dividends or interest on any share, stocks or debentures or other securities issued by, or any other contract or obligation of any corporation whenever proper or necessary for the business of this Corporation, provided the required authority be first obtained for that purpose.

                    7. To do any and all such other things as are incidental or conducive to the attainment of the above-mentioned objects.

                                        THIRD

                    The Capital Stock is to consist of 200,910,000 shares, of which 110,000 shares of the par value of One Hundred Dollars
          ($100) each shall be 5 1/2% Cumulative Prior Preference Stock,
          200,000 shares of the par value of One Dollar ($1) each shall be Serial Preferred Stock, 200,000,000 shares of the par value of Ten Cents (10 cents) each shall be Class A Common Stock and 600,000 of the par value of Ten Cents (10 cents) each shall be Class B Common Stock.

                                        FOURTH

                    The designations, preferences, privileges and voting powers of the shares of each class and the restrictions or qualification thereof are as follows:

                     (I) The holders of the 5 1/2% Cumulative Prior Preference Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 5 1/2% of the par value thereof per annum and no more, payable in equal quarterly installments on the first day of January, April, July and October in each year, accruing from October
               1, 1957, in respect of shares of the 5 1/2% Cumulative Prior Preference Stock issued before October 1, 1957, and in respect of shares of 5 1/2% Cumulative Prior Preference Stock issued on or after said date, from the quarterly dividend payment dates on which issued, or, if not issued on a quarterly dividend payment date, from the quarterly dividend payment date next preceding the date of issue of said shares, before any distribution, whether by way of dividends or otherwise, shall be declared or paid upon or set apart for the Serial Preferred Stock or the Common Stock of the Corporation, or any other stock of the Corporation, except stock having a preference over, or being on a parity with, the 5 1/2% Cumulative Prior Preference Stock. Such dividends upon the 5 1/2% Cumulative Prior Preference Stock shall be cumulative so that unless all dividends on the 5 1/2% Cumulative Prior Preference Stock for all past quarterly dividends shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and after the full dividend thereon for the current quarterly dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not declare or pay any dividend, in cash or stock or otherwise on the Serial Preferred Stock, the Class A Common Stock, the Class B Common Stock or any other stock of the Corporation, except stock having such preference over, or being on a parity with, the 5 1/2% Cumulative Prior Preference Stock.

                    (II) After all dividends upon the 5 1/2% Cumulative Prior Preference Stock for all past quarterly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and after the full dividend thereon for the current quarterly dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart, then, and not otherwise, the holders of the Serial Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, dividends thereon at the rate and time and in the manner and on the terms and conditions, prescribed by the Board of Directors pursuant to paragraph VIII of this Article FOURTH before any distribution, whether by way of dividends or otherwise, may be declared or paid upon or set apart for the Class A Common Stock, or Class B Common Stock of the Corporation or any other stock of the Corporation, except stock having a preference over, or being on a parity with, the Serial Preferred Stock.

                   (III) After all dividends upon the 5 1/2% Cumulative Prior Preference Stock for all past quarterly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and after the full dividend thereon for the current quarterly dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and after all dividends upon all series of Serial Preferred Stock for all past quarterly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and after the full dividend thereon for the current quarterly dividend and a sum sufficient for the payment thereof set apart, then, and not otherwise, dividends may be declared upon, and paid to the holders of the Class A Common Stock and to the holders of the Class B Common Stock, share for share, to the exclusion of the holders of the 5 1/2% Cumulative Prior Preference Stock and the Serial Preferred Stock.

                    (IV) The Corporation at the option of the Board of Directors may redeem in whole or in part the 5 1/2% Cumulative Prior Preference Stock at the time or times, but only after October 1, 1962, fixed by the Board of Directors with respect to the shares of 5 1/2% Cumulative Prior Preference Stock so to be redeemed and on the terms and conditions fixed herein, upon notice duly given as hereinafter provided, by paying therefor in cash for each share of 5 1/2% Cumulative Prior Preference Stock to be redeemed the sum of One Hundred Dollars ($100) plus an amount equal to the amount of all the dividends accumulated and unpaid thereon at the redemption date, but without interest, whether or not earned or declared (such sum being hereinafter called the "redemption price").

                    At least 30 days' previous notice of any such
               redemption of 5 1/2% Cumulative Prior Preference Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation as of such date
               (which shall be not more than 50 days prior to the redemption date) as shall be established by the Board of Directors, and such notice shall also be published in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City of New York. In case of the redemption of only part of the 5 1/2% Cumulative Prior Preference Stock at the time outstanding, the shares so to be redeemed shall be selected by either of the following methods as the Board of Directors shall elect:

                        (a)  By lot; or

                        (b) By redeeming as nearly as practicable that proportion of the number of shares of 5 1/2% Cumulative Prior Preference Stock held by each holder of record of shares of 5 1/2% Cumulative Prior Preference Stock as of the record date established by the Board of Directors as hereinabove provided which the total number of shares thereof so to be redeemed bears to the total number of shares thereof then outstanding.

                    If such notice of redemption shall have been duly given
               as aforesaid at least 30 days prior to the redemption date, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of 5 1/2% Cumulative Prior Preference Stock so called for redemption, so as to be and continue to be available therefor, then, from and after the redemption date, notwithstanding that any certificate for the shares of 5 1/2% Cumulative Prior Preference Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease and all rights with respect to such shares of 5 1/2% Cumulative Prior Preference Stock so called for redemption shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed, but without interest thereon. Any moneys so set aside by the Corporation and unclaimed at the end of 6 years from the date fixed for such redemption shall revert to the general funds of the Corporation.

                    The Corporation may, however, prior to the redemption
               date specified in the notice of redemption, deposit in trust for the account of the holders of the shares of 5 1/2% Cumulative Prior Preference Stock so to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, the City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000, designated in such notice of redemption, all funds necessary for such redemption, together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause the notice of redemption to be duly mailed and the publication of such notice to be made as hereinabove provided, at least 30 days prior to the redemption date, and thereupon, notwithstanding that any certificate for the shares of 5 1/2% Cumulative Prior Preference Stock so called for redemption shall not have been surrendered for cancellation, all shares of 5 1/2% Cumulative Prior Preference Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares of 5 1/2% Cumulative Prior Preference Stock shall forthwith upon such deposit in trust cease and terminate, except only the rights of the holders thereof to receive from such bank or trust company, at any time on or after the redemption date, the redemption price for such shares so to be redeemed. Any moneys so deposited by the Corporation and unclaimed at the end of 6 years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment, the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

                     (V) In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the 5 1/2% Cumulative Prior Preference Stock then outstanding shall be entitled to be paid out of the assets of the Corporation, whether from capital, surplus or earnings, before any payment or distribution out of such assets shall be made to the holders of the Serial Preferred Stock or the holders of the Class A Common Stock or the holders of the Class B Common Stock, or any other stock of the Corporation, except stock having preference over, or being on a parity with, the 5 1/2% Cumulative Prior Preference Stock, the sum of One Hundred Dollars ($100) per share plus an amount equal to the amount of all the dividends accumulated and unpaid thereon, but without interest, whether or not earned or declared, and thereafter the holders of the 5 1/2% Cumulative Prior Preference Stock shall be entitled to no further payment or distribution. A reorganization, consolidation or merger of this Corporation (in whatever manner effected, including the sale or transfer of its assets) shall not be regarded as a voluntary liquidation, dissolution or winding up of this Corporation.

                    (VI) In the event of liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of all 5 1/2% Cumulative Prior Preference Stock then outstanding, the holders of all series of Serial Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation, whether from capital, surplus or earnings, in the order of the preference, if any, of the various series of the Serial Preferred Stock, before any payment or distribution out of such assets shall be made to the holders of the Class A Common Stock or the holders of the Class B Common Stock, or any other stock of the Corporation, except stock having a preference over, or being on a parity with, the Serial Preferred Stock, the sum of One Hundred Dollars ($100) per share, and if required by the resolution or resolutions of the Board of Directors establishing such series, an amount which shall be equal to the amount of all dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest, and thereafter the holders of all series of the Serial Preferred Stock shall be entitled to no further payment or distribution. A reorganization, consolidation or merger of this Corporation (in whatever manner effected, including the sale or transfer of its assets) shall not be regarded as a voluntary liquidation, dissolution or winding up of this Corporation.

                   (VII) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of all 5 1/2% Cumulative Prior Preference Stock then outstanding, and after payment in full of the amounts required to be paid to the holders of all series of the Serial Preferred Stock then outstanding, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to the exclusion of the holders of the 5 1/2% Cumulative Prior Preference Stock and the holders of all series of the Serial Preferred Stock to share, ratably, share for share, in all remaining assets of the Corporation. A reorganization, consolidation or merger of this Corporation (in whatever manner effected, including the sale or transfer of its assets) shall not be regarded as a voluntary liquidation, dissolution or winding up of this Corporation.

                  (VIII) (a) Subject to applicable provisions of law and to the provisions of this Certificate of Incorporation (including without limitation those provisions set forth in paragraphs II and VI of this Article FOURTH) authority is hereby expressly granted to and vested in the Board of Directors, to the extent permitted by and upon compliance with the provisions set forth in the law of the State of New York to issue the Serial Preferred Stock from time to time in one or more series, each series to have such relative rights, preferences, limitations or restrictions, and bear such designations, as shall be determined and stated prior to the issuance of any shares of any such series in and by a resolution or resolutions of the Board of Directors authorizing the issuance of such series, including without limitation:

                        (1) The number of shares to constitute such series and the distinctive designation thereof;

                        (2) The dividend rate or rates to which the shares of such series shall be entitled and whether dividends shall be cumulative and, if so, the date from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

                        (3) Whether the shares of such series shall be redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium, if any, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

                        (4) Whether the holders of shares of such series shall be entitled to receive, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

                        (5) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether such fund shall be cumulative or noncumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes, and the terms and provisions in respect of the operation thereof;

                        (6) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or series thereof or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                        (7) The voting powers, if any, of the shares of such series in addition to the voting powers provided by law;

                        (8) Any other rights, preferences, limitations or restrictions not inconsistent with law or the provisions of this Certificate of Incorporation.

                    (b) All shares of any one series of Serial Preferred Stock shall be identical with each other in all respects, except that in respect of any series entitled to cumulative dividends, shares of such series issued at different times may differ as to the dates from which such dividends shall be cumulative.

                    (c) The shares of Serial Preferred Stock shall be issued for a consideration of at least One Hundred Dollars ($100) per share, and the stated capital allocable to each such issued share shall be at least One Hundred Dollars ($100).

                     (IX) The holders of the Class A Common Stock shall be entitled to one vote for each share thereof held by them in the election of 30% of the Board of Directors proposed to be elected at any meeting of stockholders held for that purpose (or the nearest larger whole number if such percentage is not a whole number) voting separately and as a class; and the holders of the Class B Common Stock shall be entitled to one vote for each share held by them in the election of the balance of the Board of Directors proposed to be elected at any such meeting, voting separately and as a class. Nothing herein shall be deemed to limit the authority of the Board of Directors with respect to the voting powers of any series of Serial Preferred Stock which may be issued pursuant to paragraph (VIII) of this Article FOURTH.

                      (X) The holders of the Class A Common Stock, the holders of the Class B Common Stock, and (to the extent determined by the Board of Directors in determining the rights of any series of Serial Preferred Stock issued pursuant to paragraph VIII hereof) the holders of shares of any series of Serial Preferred Stock shall be entitled to one vote per share, voting together and not as separate classes, upon:

                         (1)  The matters specifically set forth in
                    paragraph XII of this Article FOURTH;

                         (2)  Any proposal submitted to a vote of
                    shareholders in connection with the ratification of the selection of independent certified public accountants to serve as auditors of the Company.

                     (XI) Except as provided in paragraphs VIII, IX and X of this Article FOURTH and as otherwise required by the laws of the State of New York, the entire voting power shall be vested solely and exclusively in the holders of the shares of Class B Common Stock, the holders of Class B Common Stock to be entitled to 1 vote for each 1 share thereof held upon all matters requiring a vote of stockholders of the Corporation and the holders of the 5 1/2% Cumulative Prior Preference Stock or of the Class A Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof.

                    (XII) Authorization by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon shall be required for any one or more of the following actions, unless the Corporation shall, prior to any such action, receive in writing the consent of any stock exchange upon which any stock of the Corporation may be listed to such action without authorization of stockholders, or unless at the time of such action no shares of stock of the Corporation are listed upon any stock exchange:

                         (1) Reservation of any shares of capital stock of the Corporation for options granted or to be granted to officers, directors or employees of the Corporation:

                         (2) The acquisition of the stock or assets of any other company in the following circumstances:

                    (a) If any officer, director or holder of 10% or more of any class of shares of voting securities of the Corporation has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction;

                    (b) If the transaction involves the issuance of Class A Common Stock or Class B Common Stock or securities convertible into either, or any combination of the three, and if the aggregate number of shares of Common Stock so to be issued together with the Common Stock which could be issued upon conversion of such securities approximates (in the reasonable judgment of the Board of Directors) 20% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such transaction; or

                    (c) If the transaction involves issuance of Class A Common Stock or Class B Common Stock and any additional consideration, and if the value of the aggregate consideration so to be issued (including the value of any Common Stock which may be issuable in the future in accordance with the terms of the transaction) has in the reasonable judgment of the Board of Directors a combined fair value of approximately 20% or more of the aggregate market value of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such transaction.

                   (XIII) Except for the holders of Class B Common Stock, no holder of any share of any class of stock of the Corporation shall have any preemptive or other rights to subscribe for or purchase any shares of any class or any notes, debentures, bonds or any other securities of the Corporation, whether now or hereafter authorized and whether or not convertible into, or evidencing or carrying options, warrants or rights to purchase shares of any class or any notes, debentures, bonds or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise.

                    (XIV) Whenever any shares of Class A Common Stock or Class B Common Stock of the Corporation shall have been redeemed, purchased or otherwise reacquired, the Board of Directors shall be authorized either to eliminate such shares from the authorized number of shares of the Corporation or to restore such shares to the status of authorized but unissued shares.

                     (XV) (1) Each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and non-assessable (except to the extent provided in Section 630 of the Business Corporation Law) share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted at the office of the transfer agent of the Corporation (the "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to subparagraph (3) below.

                    (2) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in subparagraph (1) above and the payment in cash of any amount required by the provisions of subparagraphs (1) and (3), the Corporation will deliver or cause to be delivered at the office of the Transfer

               Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and non-assessable (except to the extent provided in Section 630 of the Business Corporation
               Law) shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record bolder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

                    (3) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

                    (4) When shares of Class B Common Stock have been converted, they shall be cancelled and not reissued.


                                        FIFTH

               The amount with which said Corporation shall commence business is the sum of Seven Hundred Dollars ($700).


                                        SIXTH

               The Secretary of State is designated as agent for the service of process.

               The principal office of the Corporation shall be located in the City of New York, County of New York and State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served on him is 229 West 43d Street, New York, N.Y. 10036.


                                       SEVENTH

               The duration of the Corporation shall be perpetual.


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


                                        EIGHTH

               The number of directors of the Corporation shall be not less than three nor more than eighteen, each of whom shall hold at least one share of Capital Stock.


                                        NINTH

               No director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty as a director; provided that this Article NINTH shall neither eliminate nor limit liability: (a) if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article NINTH. Any repeal of or modification to the provisions of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article NINTH immediately prior to such repeal or modification."


                   FOURTH:  The amendments to the Certificate of
               Incorporation effected by the foregoing restatement were authorized by a vote of the Board of Directors at a meeting of the Board of Directors held at 229 West 43rd Street, New York, New York, on the 10th day of June, 1993, at 3:00 p.m. local time, upon notice pursuant to Section 711 of the Business Corporation Law followed by the affirmative vote of the holders of record of a majority of the outstanding shares of the Class B Common Stock of the Corporation at a special meeting of the shareholders held at Town Hall, 123 West 43rd Street, New York, New York 10036 on the 28th day of September, 1993, at 9:00 a.m., local time, upon notice pursuant to Section 605 of the Business Corporation Law.


               IN WITNESS WHEREOF, we have hereunto subscribed this Certificate this 29th day of September, 1993, and affirm that the statements contain therein are true under the penalties of perjury.

                                             By
                                                --------------------------
                                                  Michael E. Ryan
                                                  Senior Vice President


                                             By
                                                ---------------------------
                                                  Laura J. Corwin
                                                  Secretary




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